ASSET PURCHASE AGREEMENT

This Asset Purchase Agreement (this "Agreement") is made and entered into as of this 25th day of January, 2018 (the "Effective Date"), by and among Nodechain, Inc., a Delaware corporation ("Purchaser"), Mewe World, Inc., a California corporation ("Seller")

Recitals:

A.	Seller warrants to Purchaser that he is the owner of the entire right, title, and interest in 5 (“Units”) cryptocurrency mining rigs. Seller owns and operates cryptocurrency mining business that, among other things, cryptocurrency mining is the underlying system that allows Bitcoin, Ethereum and other cryptocurrencies to be traded in a decentralized manner. It revolves around a ledger, or database, that is continuously updated and accessible to the public. Nodes, have a copy of the ledger and verify the transactions by completing difficult mathematical problems. These validators are called "miners." They authenticate and group transactions into cryptographically protected "blocks" which are then added to the public "chain". Cryptocurrency miners are slowly rewarded with Bitcoin or Ethereum for carrying out this work, which requires substantial computing power. (collectively, the "Acquired Assets").

B. The Seller wishes to sell and transfer, and the Purchaser wishes to purchase, the Seller’s right, title and interest in the forgoing Patent Rights and other property described in Article I.

NOW, THEREFORE, the SELLER and PURCHASER hereby agree as follows:

ARTICLE I

Purchase and Sale of Acquired Assets, Sale Free and Clear, Purchase Price

1.1 Purchase and Sale of Acquired Assets. Upon the terms and subject to the conditions and provisions contained herein, at the Closing (as defined in Section 2.1), the Seller shall sell, convey, assign and deliver to the Purchaser, and the Purchaser shall acquire and accept from the Seller, free and clear of any and all liens, claims, interests and encumbrances, the Seller's right, title and interest in and to the following assets of the Purchaser ("Acquired Assets"):

(a) all tangible and intangible personal property relating to the foregoing FIVE (5) GPU cryptocurrency computer mining rigs with EIGHT (8) NVDIA 1070Ti chip GPUs with hydro performance and built in radiator fans including but not limited to any or existing inventory (“Units”) held by Seller;

1.2 Purchase is Free and Clear. The Seller shall sell and transfer the Acquired Assets free and clear of all liens, claims, interests and encumbrances asserted against the Acquired Assets, with such liens, claims, interests and encumbrances attaching to the proceeds of the sale of the Acquired Assets, if any.

AGREEMENT

B. The Seller wishes to sell and transfer, and the Purchaser wishes to purchase, the Seller’s right, title and interest in the forgoing property described in Article I.

NOW, THEREFORE, the SELLER and PURCHASER hereby agree as follows:

ARTICLE I

Purchase and Sale of Acquired Assets, Sale Free and Clear, Purchase Price

1.1 Purchase and Sale of Acquired Assets. Upon the terms and subject to the conditions and provisions contained herein, at the Closing (as defined in Section 2.1), the Seller shall sell, convey, assign and deliver to the Purchaser, and the Purchaser shall acquire and accept from the Seller, free and clear of any and all liens, claims, interests and encumbrances, the Seller's right, title and interest in and to the following assets of the Purchaser ("Acquired Assets"):

(a) all tangible and intangible personal property relating to the foregoing in 5 (“Units”) cryptocurrency mining rigs and or existing inventory (“Units”) held by Seller;

1.2 Purchase is Free and Clear. The Seller shall sell and transfer the Acquired Assets free and clear of all liens, claims, interests and encumbrances asserted against the Acquired Assets, with such liens, claims, interests and encumbrances attaching to the proceeds of the sale of the Acquired Assets, if any.

1.3 Liabilities Not Assumed. Notwithstanding anything to the contrary in this Agreement, the parties expressly acknowledge and agree that the Purchaser shall not assume, be obligated to pay, perform or otherwise discharge or in any other manner be liable or responsible for any liabilities, whether existing on the date of the Closing or arising thereafter as a result of any act, omission or circumstances taking place prior to the Closing. Without limiting the foregoing, the Purchaser shall not be obligated to assume, and does not assume, and hereby disclaims all liabilities of the Seller, or of any predecessor of any of the Seller, whether incurred or accrued before or after the Effective Date or the Closing including but not limited to taxes, environmental issues, legal or accounting services, employee benefit plans, employee obligations, any debts whether secured or unsecured, and all other liabilities of any nature.

1.4 Purchase Price. The Purchaser agrees to pay a total purchase price (the "Purchase Price") of THIRTY THOUSAND DOLLARS and 00/100 ($30,000.00) in cash as consideration of the sale and transfer of the Acquired Assets.

ARTICLE II

The Closing

2.1 Closing. A closing shall take place at 5445 Oceanus Drive STE 102, Huntington Beach, CA 92649 on January 25th, 2018 at a mutually agreed upon time unless the sale is postponed by the parties, (the "Closing").

2.2	Conveyances at Closing

(a)        At the Closing, in connection with effecting and consummating the transactions contemplated hereby, the Seller shall, to the extent necessary to deliver title, in the Purchaser’s reasonable discretion, deliver the following to the Buyer:

(i)                an executed Bill of Sale;

(ii)              assignment documentation necessary for the conveyance of any patents and intellectual property to the Purchaser; and

(iii)            such other instruments as shall be reasonably requested by the Buyer to vest in the Buyer title in and to the Acquired Assets in accordance with the provisions hereof and the order approving the sale.

(b)      At the Closing, and in connection with effectuating and consummating the transactions contemplated hereby, the Purchaser shall deliver the Purchase Price to the Seller in the form of a cashier or bank check.

(c)       The form of any document to be delivered hereunder shall be in a form and substance and shall be executed and delivered in a manner reasonable satisfactory to the Purchaser and Seller.

ARTICLE III

Purchaser Representations and Warranties

Purchaser hereby represents and warrants to the Purchaser as follows:

3.1 Authority. The Purchaser represents and warrants that: (a) it has the necessary power and authority to execute and deliver this Agreement and to perform the respective obligations hereunder; (b) this Agreement had been duly and validly delivered, and constitutes a legal, valid and binding obligation; and no authorization consent, approval or other action is or will be necessary as a condition to execution and delivery of this Agreement and the performance of the obligations hereunder.

Seller’s Representations and Warranties

Seller hereby represents and warrants to the Purchaser as follows:

3.2 Authority. The Seller represents and warrants that: (a) he has the necessary power and authority to execute and deliver this Agreement and to perform the respective obligations hereunder; (b) this Agreement had been duly and validly delivered, and constitutes a legal, valid and binding obligation; and no authorization consent, approval or other action is or will be necessary as a condition to execution and delivery of this Agreement including, without limitation, the assignment of the Patent Rights to Purchaser and the performance of the obligations hereunder. Seller has obtained any third party consents required to transfer assets, approvals, and/or other authorizations required to enter into this Agreement and to carry out his obligations hereunder.

3.3 Enforcement: Seller has not put a third party on notice of actual or potential infringement of any of the Patents or the Abandoned Assets. Seller has not invited any third party to enter into a license under any of the Patents or the Abandoned Assets.

3.4 No third party licensee(s): Seller represents and warrants that there are no licenses outstanding relating to the foregoing 5 cryptocurrency mining rigs (“Units”) to or by any third parties.

4. REPRESENTATIONS AND WARRANTIES OF BUYER. Buyer hereby represents and warrants to Seller as follows:

4.1 Authority. Purchaser is a corporation duly organized and existing under the laws of the State of California and is authorized to transact business therein. Buyer has full power and authority to enter into, deliver and perform this Agreement. Buyer’s execution, delivery and performance of, and the consummation of the transactions contemplated by, this Agreement have been duly authorized by Buyer’s board of directors and shareholders. This Agreement constitutes the legal, valid, and binding obligation of Purchaser, enforceable in accordance with its terms.

4.2 Encumbrances. Purchaser represents and warrants that the funds it uses to pay the Purchase Price are not the subject of an Internal Revenue Service lien or a lien of any other taxing authority.

4.3 Condition of Assets. Buyer acknowledges that it is purchasing the assets listed on Exhibit “A” “As Is Where Is”, with no warranties or representation as to condition.

5.0 General Provisions

5.1 Limitation of Liability: EXCEPT IN THE EVENT OF BREACH OF ANY OF THE WARRANTIES IN THE ABOVE SECTIONS, SELLER’S TOTAL LIABILITY UNDER THIS AGREEMENT WILL NOT EXCEED THE PURCHASE PRICE. PURCHASER’STOTAL LIABILITY UNDER THIS AGREEMENT WILL NOT EXCEED THE PURCHASE PRICE. THE PARTIES ACKNOWLEDGE THAT THE LIMITATIONS ON POTENTIAL LIABILITIES SET FORTH IN THIS SECTION 6.1 WERE AN ESSENTIALELEMENT IN SETTING CONSIDERATION UNDER THIS AGREEMENT.

5.2 Limitation on Consequential Damages: EXCEPT IN THE EVENT OF BREACH OF ANY OF THE WARRANTIES IN THE ABOVE SECTIONS NEITHER PARTY WILL HAVE ANY OBLIGATION OR LIABILITY (WHETHER IN CONTRACT, WARRANTY, TORT (INCLUDING NEGLIGENCE) OR OTHERWISE, AND NOTWITHSTANDING ANY FAULT, NEGLIGENCE (WHETHER ACTIVE, PASSIVE OR IMPUTED), REPRESENTATION, STRICT LIABILITY OR PRODUCT LIABILITY), FOR COVER OR FOR ANY INCIDENTAL, INDIRECT OR CONSEQUENTIAL, MULTIPLIED, PUNITIVE, SPECIAL, OR EXEMPLARY DAMAGES OR LOSS OF REVENUE, PROFIT, SAVINGS OR BUSINESS ARISING FROM OR OTHERWISE RELATED TO THE LETTER AGREEMENT, EVEN IF A PARTY OR ITS REPRESENTATIVES HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. THE PARTIES ACKNOWLEDGE THAT THESE EXCLUSIONS OF POTENTIAL DAMAGES WERE AN ESSENTIAL ELEMENT IN SETTING CONSIDERATION UNDER THIS AGREEMENT.

5.3 Compliance with Laws: Notwithstanding anything contained in this Agreement to the contrary, the obligations of the Parties with respect to the consummation of the transactions contemplated by this Agreement shall be subject to all laws, present and future, of anygovernment having jurisdiction over the Parties and this transaction, and to orders, regulations, directions or requests of any such government.

5.4 Confidentiality of Terms: The Parties hereto will keep the terms of this Agreement confidential and will not now but may hereafter divulge any of this information to the public after the closing has been completed.

5.5 Notices: All notices given hereunder will be given in writing (in English or with an English translation), and will be delivered to the address set forth on the signature page to this Agreement by personal delivery or delivery postage prepaid by an internationally-recognized express courier service. Notices are deemed given on the date of receipt if delivered personally or by express courier, or if delivery refused, the date of refusal. Notice given in any other manner will be deemed to have been given only if and when received at the address of the Party to be notified. Either Party may from time to time change its address for notices under this Agreement by giving the other Party written notice of such change.

5.6 Relationship of Parties: Nothing in this Agreement will be construed to create a partnership, joint venture, franchise, fiduciary, employment or agency relationship between the Parties. Neither Party has any express or implied authority to assume or create any obligations on behalf of the other or to bind the other to any contract, agreement or undertaking with any third party.

5.7 Severability: If any provision of this Agreement is found to be invalid or unenforceable, then the remainder of this Agreement will have full force and effect, and the invalid provision will be modified, or partially enforced, to the maximum extent permitted to effectuate the original objective.

5.8 Waiver: Failure by either Party to enforce any term of this Agreement will not be deemed a waiver of future enforcement of that or any other term in this Agreement or any other agreement that may be in place between the Parties.

5.9 Governing Law: This Agreement will be interpreted, construed, and enforced in all respects in accordance with the laws of the State of Rhode Island, without reference to its choice of law principles.

6.0 Entire Agreement: The Agreement, including its exhibits, constitutes the entire agreement between the Parties with respect to the subject matter hereof, and merges and supersedes all prior and contemporaneous agreements, understandings, negotiations, and discussions. Neither of the Parties will be bound by any conditions, definitions, warranties, understandings, or representations with respect to the subject matter hereof other than as expressly provided herein. No oral explanation or oral information by either Party hereto will alter the meaning or interpretation of this Agreement. The terms and conditions of this Agreement will prevail notwithstanding any different, conflicting or additional terms and conditions that may appear on any letter, email or other communication or other writing not expressly incorporated into this Agreement.

6.1 Amendments: No amendments or modifications will be effective unless in writing signed by authorized representatives of both Parties.

6.2 Headings: The section headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement.

6.3 No Rights in Third Parties: The Agreement is not intended to confer any right or benefit on any third party (including, but not limited to, any employee or beneficiary of any Party), and no action may be commenced or prosecuted against a Party by any third party claiming as a third- party beneficiary of this Agreement or any of the transactions contemplated by this Agreement.

6.4 Counterparts: This Agreement shall become binding when any one or more counterparts hereof, individually or taken together, shall bear the signatures each of the Parties hereto. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original as against the Party whose signature appears thereon, but all of which taken together shall constitute but one and the same instrument.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties have entered into this Agreement as of the Effective Date.

The Purchaser and Seller hereby agree to the terms set forth above.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date.

SELLER:	PURCHASER:
Mewe World, Inc., a California corporation By: /s/ Alham Benyameen, President and CEO	Nodechain, Inc. a Delaware corporation By: /s/ Andy Michael Ibrahim, President and CEO